                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                              TENDER OF SHARES OF

           FIXED/ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES B

                    Liquidation Preference $50.00 Per Share

                                       of

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                 (Formerly Donaldson, Lufkin & Jenrette, Inc.)

                   (Not to be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Fixed/ Adjustable Rate Cumulative Preferred Stock, Series B, Liquidation Preference $50.00 per share (the "Shares"), of Credit Suisse First Boston (USA), Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to EquiServe Trust Company, N.A., as depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Offer--Terms of the Offer; Expiration Date" in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "The Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.

                           By Facsimile Transmission

                       (for Eligible Institutions only):

                            Fax: (781) 575-4826/4827

                      Confirm by Telephone (781) 575-4816

   BY OVERNIGHT DELIVERY:                BY MAIL:                   BY HAND DELIVERY:

          EquiServe                      EquiServe             c/o Securities Transfer and
     40 Campanelli Drive              P.O. Box 43034            Reporting Services, Inc.
     Braintree, MA 02184         Providence, RI 02940-3034    Attention: Corporate Actions
                                                              100 William Street, Galleria
                                                                   New York, NY 10038

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION"
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Credit Suisse First Boston (USA), Inc., a
Delaware corporation and a wholly owned subsidiary of Credit Suisse First
Boston, Inc., a Delaware corporation, and an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 30, 2001 (the "Offer to Purchase"), and the related Letter of
Transmittal (which, together with any amendment or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "The Offer--Procedures for Accepting the Offering and Tendering Shares" in the Offer to Purchase.

-------------------------------------------

  Number of Shares:

  ____________________________________________________________________________

  Certificate Nos. (If Available):

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  Check box if Shares will be delivered by book-entry transfer:

  / / The Depository Trust Company
  Account
  No. ________________________________________________________________________
  Date: ______________, 2001
-------------------------------------------
-------------------------------------------
  Name(s) of Holders:
  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

  ____________________________________________________________________________

  ____________________________________________________________________________
  Address

  ____________________________________________________________________________
  Zip Code

  ____________________________________________________________________________
  Area Code and Telephone No.

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
  Signature(s) of Holder(s)

------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities
  Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein.
  Failure to do so could result in a financial loss to such Eligible
  Institution.

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
------------------------------------------  ------------------------------------------
NAME OF FIRM                                TITLE

------------------------------------------  ------------------------------------------
AUTHORIZED SIGNATURE                        ADDRESS                      ZIP CODE

Name: ---------------------------------     ------------------------------------------
           PLEASE TYPE OR PRINT             AREA CODE AND TELEPHONE NO.

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

                                                       Dated:           , 2001

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